UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2012

PLX TECHNOLOGY, INC.
 (Exact Name of Registrant as Specified in its Charter)

000-2569
(Commission File Number)

DELAWARE                                    94-3008334
 (State or Other Jurisdiction of Incorporation)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
 (Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
 (Registrant's telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

PLX Technology, Inc. (the “Company,” “PLX,” “we,” “us” or “our”) is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management’s Discussion and Analysis of Financial Conditions and Results of Operations included in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) to present the results of the Company’s physical layer 10GBase-T integrated circuit (“PHY”) family of products as discontinued operations on a retrospective basis for the years ended December 31, 2011, 2010 and 2009.  The retrospectively revised financial statements are being filed in this Form 8-K due to the Form 10-K being incorporated by reference in the registration statement on Form S-4 filed by Integrated Device Technology, Inc. (“IDT”) in connection with the pending merger agreement between IDT and PLX dated April 30, 2012.  The information in the Form 8-K does not constitute an amendment to or restatement of the Annual Report on Form 10-K.

The following sections of the Form 10-K are hereby adjusted to reflect the discontinued operations on a retrospective basis:

Part II – Item 6 – Selected Financial Data
Part II – Item 7 – Management’s Discussion and Analysis of Financial Condition and Result of Operations
Part II – Item 8 – Financial Statements and Notes to the Consolidated Financial Statements

The presentation of the PHY business as discontinued operations affects the manner in which certain financial information was previously reported and does not restate or revise the Company’s net income (loss) in any previously reported financial statements.  Except for affecting the change in presentation for discontinued operations, no other information in the Form 10-K is being updated for events or developments that occurred subsequent to the filing of the Form 10-K on March 13, 2012.  More current information is contained in the Company’s Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”), which contain important information regarding events and developments of the Company that have occurred since the filing of the Form 10-K. This Current Report on Form 8-K and the information contained in the exhibits hereto should be read in conjunction with, and as a supplement to, the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and other filings with the SEC.  This update is consistent with the presentation of continuing and discontinued operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Additional Information

These materials are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of the Company will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on Schedule TO (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Integrated Device Technology, Inc. (“IDT”) on May 22, 2012. The registration statement has not yet become effective. In addition, the Company filed with the SEC on May 22, 2012 a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or the Company, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or the Company, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updates to Annual Report on Form 10-K for the period ended December 31, 2011
Part II. Item 6. Selected Financial Data
Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II. Item 8. Financial Statements and Supplementary Data

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
         ---------------------------------
        Arthur Whipple
        Chief Financial Officer

Dated:  November 9, 2012